                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-12

                                    APW Ltd.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                   APW LTD.
                       N22 W23685 RIDGEVIEW PARKWAY WEST
                        WAUKESHA, WISCONSIN 53188-1013
                                (262) 523-7600

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
 APW Ltd.:

   Notice is hereby given that the Annual Meeting of Shareholders of APW Ltd. (the "Company"), a Bermuda company, will be held at the offices of PricewaterhouseCoopers, Financial Services Centre, Bishop's Court Hill, St. Michael, Barbados, on Tuesday, January 16, 2001, at 3:00 p.m., Barbados Time, for the following purposes:

     1. To elect three directors to the board of directors for a term expiring in 2004;

     2. To consider and vote upon the APW Ltd. 2001 Outside Directors' Stock Option Plan;

     3. To consider and vote upon the APW Ltd. 2001 Stock Plan;

     4. To appoint PricewaterhouseCoopers LLP as the independent auditors of the Company;

     5. To receive the report on the audited financial statements of APW
  Ltd.; and

    6. To transact such other business as may properly come before the Meeting or any adjournment thereof;

all as set forth in the accompanying Proxy Statement.

   The board of directors has fixed the close of business on November 23, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

   This Notice and Proxy Statement are being mailed on or about December 4, 2000.

   Whether or not you expect to attend the Meeting, please mark, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the Meeting, whether your holdings are large or small. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted.

                                          By Order of the Board of Directors,

                                          Anthony W. Asmuth III
                                          Secretary

Milwaukee, Wisconsin
December 4, 2000

                                   APW LTD.
                       N22 W23685 RIDGEVIEW PARKWAY WEST
                        WAUKESHA, WISCONSIN 53188-1013
                                (262) 523-7600

                                PROXY STATEMENT

                               ----------------

       This Proxy Statement and accompanying proxy were first mailed to shareholders on or about December 4, 2000

                               ----------------

   This Proxy Statement and accompanying proxy are furnished to the shareholders of APW Ltd. (the "Company") in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Shareholders on Tuesday, January 16, 2001 and at any adjournment thereof. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for the Meeting. The Company's Annual Report on Form 10-K for the year ended August 31, 2000, which constitutes the 2000 Annual Report to Shareholders and accompanies this Proxy Statement, contains financial statements and certain other information concerning the Company. The Annual Report and such financial statements are neither a part of this Proxy Statement nor incorporated herein by reference.

   The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified on such proxies. In the absence of contrary direction from a shareholder, proxies will be voted FOR all proposals described in this Proxy Statement. A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary at the Company's registered office, by submitting a later-dated proxy or by attending the Meeting and voting in person. The cost of soliciting proxies, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee of approximately $8,000 plus disbursements. In addition, officers and employees of the Company may solicit the return of proxies from certain shareholders by telephone. Such officers and employees will receive no compensation therefor in addition to their regular compensation. Shares held for accounts of participants in the Company's 401(k) Savings Plan will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of such plan.

   A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter at the Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Meeting. The other proposals require a majority of votes cast at a meeting where a quorum exists. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors or the other proposals except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

   On November 23, 2000, the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting, the Company's outstanding capital stock consisted solely of 39,214,273 shares of common stock and no outstanding shares of the Company's Series A Junior Subordinated preferred stock. Each share of common stock outstanding on the record date is entitled to one vote on all matters submitted at the Meeting.

                           CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of September 30, 2000 unless otherwise indicated, certain information with respect to the beneficial ownership of common stock by each executive officer of the Company named in the Summary Compensation Table below and by the Company's executive officers and directors as a group. Briefly stated, shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. To the knowledge of the Company, no one is the beneficial owner of more than 5% of the common stock.

                                             Amount and Nature of    Percent
      Beneficial Owner                      Beneficial Ownership(1) of Class(2)
      ----------------                      ----------------------  ----------
      William J. Albrecht,(3) Senior Vice
       President...........................         236,611              *
      Gustav H.P. Boel,(4) Senior Vice
       President...........................          71,772              *
      Richard D. Carroll,(5) Vice
       President--Finance..................          13,242              *
      Peter Douglas, Director..............             --             --
      Jack Heckel,(6) Director.............          21,251              *
      L. Dennis Kozlowski,(7) Director.....          16,084              *
      Joseph T. Lower, Vice President--
       Finance and Bus. Dev................           5,077              *
      John J. McDonough,(8) Director.......          21,750              *
      Gerald T. McGoey, Director...........             --             --
      Richard G. Sim,(9) Chairman, CEO and
       President...........................       1,353,392            3.4%
      John Ziemniak, Director..............             --             --
      All Executive Officers and Directors
       as a Group
       (14 persons)(10)....................       2,002,901            4.9%

--------
    *Less than 1%.
 (1) Unless otherwise noted, the specified persons have sole voting power and/or dispositive power over the shares shown as beneficially owned.
 (2) Based on 39,214,273 common shares outstanding as of September 30, 2000.
 (3) Includes 2,000 shares held by Mr. Albrecht's spouse, 9,097 shares allocated to Mr. Albrecht's 401(k) Savings Plan and 205,781 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000. Excludes 19,708 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program.
 (4) Includes 2,718 shares allocated to Mr. Boel's 401(k) Savings Plan and 60,774 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000.

 (5) Includes 944 shares allocated to Mr. Carroll's 401(k) Savings Plan and 9,698 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000. Mr. Carroll has taken a management position with the Company's thermal operations and resigned his position as Vice President--Finance effective November 1, 2000.
 (6) Includes 16,251 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000.
 (7) Includes 14,084 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000.
 (8) Includes 9,750 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000.
 (9) Includes 18,710 shares held by a custodian for Mr. Sim's minor children (with respect to which Mr. Sim disclaims beneficial ownership) and 5,566 shares allocated to Mr. Sim's 401(k) Savings Plan. Also includes 663,002 shares issuable pursuant to options exercisable currently or within 60 days of September 30, 2000. Excludes 528,673 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program.
(10) Includes options to purchase 988,225 shares exercisable currently or within 60 days of September 30, 2000, 24,284 shares allocated to savings plans, 2,000 shares held by a spouse, 18,710 shares held by a custodian for minor children and 209,452 shares held by certain trusts with respect to which certain officers have voting and dispositive power. Excludes 548,381 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program.

   The beneficial ownership information set forth above, and below under "Election of Directors," is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   At the Meeting, three directors are to be elected to serve three year terms until the 2004 annual meeting of shareholders and until their successors shall be elected and qualified. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below. In the event any of the nominees should become unable to serve as a director, an eventuality which management has no reason to believe will occur, proxies may be voted for another nominee. Each person named below is presently serving as a director of the Company.

DIRECTORS FOR ELECTION FOR A TERM ENDING 2004

                                                         Common Stock
                                                    Beneficially Owned at
                                                      September 30, 2000
                                                    ---------------------------
                                           Director  Number of        Percent
Name and Principal Position            Age  Since     Shares          of Class
---------------------------            --- -------- -------------    ----------
Peter Douglas (1).....................  44   2000               0            *
 General Manager of ATI International
 SRL (Barbados subsidiary of supplier
 of 3D graphics and multimedia
 technology for personal computers and
 consumer electronics)

L. Dennis Kozlowski (2)...............  53   2000          16,084(3)         *
 Chairman of the Board, President and
 Chief Executive Officer, Tyco
 International Ltd. (manufacturer of
 disposable and specialty products,
 fire and safety services, flow
 control, and electrical and
 electronic components)

Richard G. Sim........................  56   2000       1,353,392(4)       3.4%
 Chairman of the Board, President and
 Chief Executive Officer, APW Ltd.
 (manufacturer of custom integrated
 enclosure and electronics products)

--------
*Less than 1%.
(1) Member of the Audit Committee and Compensation Committee of the board of directors.
(2) Member of the Compensation Committee and Nominating Committee of the board of directors.
(3) Includes options to purchase 14,084 shares exercisable currently or within 60 days of the record date.
(4) Includes options to purchase 663,002 shares exercisable currently or within 60 days of the record date.

CONTINUING DIRECTORS

 TERM ENDING 2002

                                             Common Stock
                                        Beneficially Owned at
                                          September 30, 2000
                                        ----------------------------
Name and Principal             Director  Number of         Percent
Position                   Age  Since     Shares           of Class
------------------         --- -------- ------------      ----------
Jack L. Heckel (3)(5)....   69   2000          21,251(1)            *
 Retired President and
 Chief Operating Officer,
 GenCorp. Inc.
 (manufacturer of
 aerospace and defense,
 polymer and automotive
 products)

Gerald McGoey (3)(5).....   52   2000               0               *
 President, Jolian
  Investments Limited
  (Toronto based
  investment firm)

 TERM ENDING 2003

John J. McDonough (4)(5).   64   2000          21,750(2)            *
 Former Chief Executive
 Officer, Newell
 Rubbermaid Inc.
 (manufacturer of
 consumer products);
 President and Chief
 Executive Officer,
 McDonough Capital
 Company LLC (venture
 capital investment firm)

John Ziemniak (4)(5).....   46   2000               0               *
 Managing Partner at
 Mentor International
 (privately owned U.K.
 consultancy serving the
 telecom, IT and media
 markets)

--------
(1) Includes options to purchase 16,251 shares exercisable currently or within 60 days of September 30, 2000.
(2) Includes options to purchase 9,750 shares exercisable currently or within 60 days of September 30, 2000.
(3) Member of Audit Committee of the board of directors.
(4) Member of Nominating Committee of the board of directors.
(5) Member of Compensation Committee of the board of directors.

   All of the directors have held the positions with the Company, Applied Power Inc. or other organizations shown in the above table during the past five years, except that: (i) Jack L. Heckel was President and Chief Operating Officer of GenCorp. Inc. from January 1987 through December 1993; (ii) John J. McDonough was Chairman of SoftNet Systems, Inc. from July 1995 through July 1997 and also served as its Chief Executive Officer from September 1996 through July 1997, Vice Chairman of DENTSPLY International Inc. from February 1995 through October 1995, and Vice Chairman and Chief Executive Officer of DENTSPLY International Inc. from June 1993 through February 1995; and (iii) Mr. McGoey was Chief Corporate Officer of Bell Canada from 1994 to 1997.

   Our board is divided into three classes with each director serving a three-year term and one class being elected each year. Messrs. Douglas, Kozlowski and Sim are in the class of directors whose term expires in 2001. Messrs. Heckel and McGoey are in the class of directors whose term expires in 2002. Messrs. McDonough and Ziemniak are in the class of directors whose term expires in 2003. Each of these individuals will serve as a director until his term ends, subject to his earlier death, resignation or removal.

   As of August 31, 2000: Jack L. Heckel is a director of WD-40 Co., Inc. and Advanced Tissue Sciences, Inc. L. Dennis Kozlowski is the Chairman and a director of Tyco International Ltd., a director of RJR Nabisco Holdings Corp., and Chairman and a director of TyCom Ltd. John J. McDonough is a director of Newell Rubbermaid Inc. and CGW Southeast Fund. Richard G. Sim is a director of Applied Power Inc. d/b/a Actuant Corporation, IPSCO Inc. and Oshkosh Truck Corporation. Peter Douglas is a director of Bico, Limited and other various private Barbados companies. Gerald McGoey is a director of Budd Canada Ltd and several private companies.

                                  MANAGEMENT

Executive Officers

   As of the record date, the names, ages and positions of all of our executive officers are listed below:

      Name                   Age Position
      ----                   --- --------
      Richard G. Sim          56 Chairman, President and Chief Executive Officer, Director

      William J. Albrecht     49 Senior Vice President

      Gustav H.P. Boel        56 Senior Vice President

      Joseph T. Lower         33 Vice President--Finance and Business Development

      Susan M. Hrobar         45 Vice President--Communications

      Todd A. Adams           29 Controller

      Anthony W. Asmuth III   58 Secretary

   There are no family relationships among our directors or executive officers. Set forth below are the name, office and position held with the Company and principal occupations and employment during the past five or more years of each of our executive officers.

   Richard G. Sim--Chairman, President and Chief Executive Officer; Director. Mr. Sim was elected President and Chief Operating Officer of our predecessor, Applied Power Inc., in 1985; Chief Executive Officer in 1986 and Chairman of the Board in 1988. From 1982 through 1985, Mr. Sim was a General Manager in the General Electric Medical Systems Business Group. He is also Chairman of the Board of Applied Power Inc. d/b/a Actuant Corporation and a director of IPSCO Inc. and Oshkosh Truck Corporation.

   William J. Albrecht--Senior Vice President. Mr. Albrecht was appointed Senior Vice President of APW Ltd. in July 2000. He previously served as Senior Vice President of Applied Power Inc.'s Electronics operations in North America since January 2000 and Senior Vice President of the electronics business segment since May 1999. Mr. Albrecht joined Applied Power Inc. in 1989 and from 1989 to 1999 held a variety of positions ultimately serving as Senior Vice President of the Engineered Solutions group. Prior to joining Applied Power Inc., Mr. Albrecht was Director of National Accounts and Industrial Power Systems at Generac Corp. from 1987 to 1989.

   Gustav H.P. Boel--Senior Vice President. Mr. Boel was appointed Senior Vice President of APW Ltd. in July 2000. He previously served as Senior Vice President of Applied Power Inc.'s Electronics operations in Europe and Asia since January 2000. Mr. Boel was appointed Senior Vice President of Applied Power Inc.'s Industrial business segment in May 1999. Prior to 1999, Mr. Boel held a wide variety of positions in Applied Power Inc.'s industrial business, and except for a brief interruption in 1990-1991, was an employee of Applied Power Inc. since 1972. Mr. Boel also serves as a director of Applied Power Inc. d/b/a Actuant Corporation.

   Joseph T. Lower--Vice President--Finance and Business Development. Mr. Lower joined Applied Power Inc. in March 2000 as Vice President--Finance and Business Development and has continued in that capacity with the Company. From 1997 to March 2000, Mr. Lower was employed with Credit Suisse First Boston as Director, and prior to that Vice President, Mergers and Acquisitions. Prior to that, Mr. Lower was employed with SPS Transaction Services, a technology-based outsourcer, as Vice President, Corporate Development and Financial Planning.

   Susan M. Hrobar--Vice President--Communications. Ms. Hrobar was named Vice President-- Communications of Applied Power Inc. in January 2000 and has continued in that capacity with the Company. Ms. Hrobar joined Applied Power Inc. in 1994. She was the finance leader for the APITECH division until 1996, and from 1996 to 1998 she was the finance leader for the Enerpac division. From 1998 to 2000, Ms. Hrobar was the finance leader for the Industrial business segment. Ms. Hrobar is a Certified Public Accountant.

   Todd A. Adams--Controller. Mr. Adams was named Controller of Applied Power Inc. in May 2000 and has continued as Controller with the Company. Mr. Adams joined Applied Power Inc. in 1998 as Manager of Financial Planning & Analysis. Mr. Adams was previously employed with IDEX Corporation from 1996 to 1998 and from 1994 to 1996 with Nypro Chicago in accounting and financial roles. Mr. Adams is a Certified Public Accountant.

   Anthony W. Asmuth III--Secretary. Mr. Asmuth is a partner in the law firm of Quarles & Brady LLP, Milwaukee, Wisconsin, having joined the firm in 1989. Quarles & Brady LLP performs legal services for the Company and certain of its subsidiaries. Mr. Asmuth also serves as Secretary of Applied Power Inc. d/b/a Actuant Corporation.

   Each officer is appointed by the board of directors and holds office until he or she resigns, dies, is removed or a different person is appointed to the office. The board of directors generally appoints officers at its meeting following the Annual Meeting of Shareholders.

             BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

   Since the declaration of the spin-off of APW Ltd., there was one meeting of the board of directors, one meeting of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Nominating Committee for the year ended August 31, 2000. During the period in the last fiscal year in which they served, all members of the board of directors attended at least 75% of the aggregate number of meetings of the board of directors and all the committees on which they served, except Mr. Kozlowski was unable to attend the board of directors' meeting held on July 17, 2000.

   For fiscal year 2000, non-employee directors of the Company were paid an annual retainer of $19,000 plus $1,000 per board or committee meeting attended and a stock option grant for 4,000 shares for serving on the board of directors. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the board or board committees.

   The Compensation Committee of the board of directors determines the compensation of the Company's executive officers, awards bonuses to such key management personnel as the Committee selects and oversees the Company's stock incentive, bonus and deferred compensation plans.

   The Nominating Committee of the board of directors seeks qualified persons for the position of director to recommend to the entire board of directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions of candidates to be considered by the Nominating Committee, accompanied by biographical material, may be sent to the Secretary of the Company at its corporate offices.

   The Audit Committee of the board of directors: (i) reviews the scope and timing of the audit of the Company's financial statements by the Company's independent auditors; (ii) reviews with the independent auditors, and with the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls; and (iii) reviews with the independent auditors their reports on the Company's financial statements and recommendations they make for improvements in the Company's internal controls and the implementation of such recommendations.

   The Audit Committee has adopted a written charter to govern its operation. The Audit Committee Charter is attached hereto as Exhibit A. The Audit Committee is comprised solely of independent directors as defined and required by Sections 303.01(B) and 303.02 (D) of the New York Stock Exchange listing standards.

Report of the Audit Committee

   The Audit Committee of the board of directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process. No member of the Committee is employed by or has any other material relationship with the Company.

   In connection with its function to oversee and monitor the financial reporting process, the Audit Committee has, among other things, done the following:

  . reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2000, with the Company's management;

  . discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380); and

  . received the written disclosures and letter from PricewaterhouseCoopers
    LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence.

   Based upon the foregoing, the Committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended August 31, 2000.

                              Jack L. Heckel (Chairman)
                              Gerald T. McGoey
                              Peter A. Douglas

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   Development of Compensation Approach and Objectives. The Compensation Committee of the board of directors is responsible for establishing all of the policies under which compensation is paid or awarded to the Company's executive officers, and also determines the amount of such compensation. No member of the Committee is employed by the Company. The Committee's objective is to develop a total compensation program that is competitive in the marketplace and provides significant incentive to increase shareholder value. For the period from the spin-off of the Company until August 31, 2000, the Committee generally continued the existing benefit levels and compensation policies of Applied Power Inc. The Committee also granted performance options to approximately 100 key employees which vest entirely in seven years and become immediately exercisable if the common stock reaches $80 per share by July 24, 2003 as an additional incentive program. For fiscal 2001, the Committee intends to review its executive compensation policies relative to market competitiveness, and then determine what changes in the compensation program, if any, are appropriate for the following year. Compensation of the Company's executive officers currently consists of three key components-- salary, bonus and stock options.

   For fiscal 2000, the Committee in general retained the compensation practices of Applied Power Inc., which spun-off the Company. Those amounts were based on an outside consultant's recommendation. For 2001, the Company intends to emphasize the use of stock and bonuses as a compensation philosophy to incentivize management. The Committee will review compensation levels prepared by management that generally follow historic Applied Power Inc. levels of compensation.

   Stock Incentive Component. Stock options are granted annually to executive officers. Options may also be granted to other key employees whose present and future contributions are especially important to the Company. All option grants are priced at 100% of market value as of the date of grant. Unless earlier terminated, options expire ten years after the date of grant and generally become exercisable as to half of the shares granted two years after the date of grant and fully exercisable five years after the date of grant. In July 2000, the Committee awarded special performance options to incentivize performance after the Company began independent operations which became immediately exercisable if the common stock reaches $80 per share within three years of grant.

   Key Measurement Criteria for Bonuses. Bonus payments are made to each executive officer based on the degree of year over year improvement of the Company's financial performance. An executive may receive more, or less, than the target bonus based on actual business results.

   Each executive responsible for a business unit (or multiple business units) is measured by the performance of that unit (or those units). The measuring index utilized is "Combined Management Measure" ("CMM"), which is unit(s) operating profit before amortization less a charge based on the net assets employed by the unit(s). In fiscal 2000, CMM constituted 100% of the bonus measurement for such executives. For all business unit executives, bonuses for the fiscal year ended August 31, 2000 ranged from 0% to 200% of target.

   Company executives not in charge of business units receive bonus payments based upon the performance of the Company as a whole. For fiscal 2000, 100% of each such executive's bonus was based on the Company's calculations of its year over year economic value added improvement. This economic value added calculation is (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges, less (ii) a capital charge, defined as the capital employed in the business multiplied by the Company's weighted average cost of capital. For the fiscal year ended August 31, 2000, bonuses for this group equaled 250% of the executives' targeted bonuses due to the Company's performance.

   Chief Executive Officer Compensation. The Committee continued the compensation programs established by Applied Power Inc. for the Chief Executive Officer and awarded performance options. For fiscal 2001, the Committee will set a compensation package with a significant weighting towards bonus and stock options to incentivize management and align the Chief Executive Officer's compensation with that of the shareholders returns.

   Mr. Sim's fiscal 2000 bonus was based on the Company's year over year economic value added improvement. Mr. Sim's fiscal 2000 bonus of $1,500,000 represents 250% of his target bonus. Mr. Sim also received a grant of 750,000 options which become immediately exercisable if the common stock reaches $80 per share within three years of grant.

   Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's federal income tax deduction to $1,000,000 per year for compensation paid to its chief executive officer or any of the other executive officers named in the summary compensation table of this Proxy Statement. Performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of
Section 162(m) are satisfied. The Company believes that its stock plans comply with the final Section 162(m) regulations adopted by the Internal Revenue Service. In order to preserve the deductibility of performance-based compensation, the Company will generally seek to comply with Section 162(m) of the Code to the extent such compliance is practicable and in the best interests of the Company and its shareholders. The bonus to Mr. Sim has not been structured to comply with the Section 162(m) limits.

                            John J. McDonough (Chairman)
                            Peter A. Douglas
                            Jack L. Heckel
                            L. Dennis Kozlowski
                            Gerald T. McGoey
                            John Ziemniak

Summary Compensation Table

   The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers during fiscal 2000 for services rendered to the Company and its subsidiaries ("named executive officers"). The annual compensation amounts include the compensation paid in fiscal 2000 while the officers were employed by Applied Power Inc. The option amounts include options granted in fiscal 2000 by Applied Power Inc., with the amounts adjusted for the conversion from Applied Power Inc. options to APW Ltd. options as a result of the spin-off. Because the Company began operating in fiscal 2000, compensation information for the fiscal years 1999 and 1998 from Applied Power Inc. is not presented in the following table.

                                                                         Long-Term
                                                                         Compensa-
                                                                            tion
                                    Annual Compensation                    Awards
                         ----------------------------------------------- ----------
                                                                         Securities
                                                                         Underlying
                                                                          Options/   All Other
Name and Principal                                        Other Annual      SARs    Compensation
Position                 Year  Salary       Bonus       Compensation (1)   (#)(2)      ($)(3)
------------------       ---- --------    ----------    ---------------- ---------- ------------
Richard G. Sim (4)
 Chairman, President and
  Chief
  Executive Officer      2000 $716,535    $1,500,000        $66,148       912,500     $20,668

William J. Albrecht (4)
 Senior Vice President   2000  340,002       382,800          9,303       254,167      11,915

Gustav H.P. Boel (4)
 Senior Vice President   2000  350,098       323,700(5)       4,297       254,167       7,494

Joseph T. Lower (4)
 Vice President          2000   74,712       115,652             --       125,000       6,191

Richard D. Carroll(4)
 Vice President          2000  186,925(5)    207,900(5)      11,953        45,166      11,379

--------
(1) Consists entirely of interest paid on the Deferred Plan except for Mr. Sim who received $66,148 in connection with a loan in the face amount of approximately $2,560,000 for a residence located in London, England because his responsibilities require him to divide his time between the Waukesha, Wisconsin and London, England offices of the Company.
(2) Consists entirely of stock options.
(3) The 2000 amount represents: (a) the Company's Savings Plan matching contributions as follows: Mr. Sim--$2,625, Mr. Albrecht--$2,625, Mr. Carroll--$2,625 and Mr. Boel--$2,625; (b) Company allocations under the Savings Plan as follows: Mr. Sim--$4,800, Mr. Albrecht--$4,800, Mr. Lower--$2,921, Mr. Carroll--$4,800 and Mr. Boel--$4,800; (c) auto payments as follows: Mr. Sim--$13,243, Mr. Albrecht--$4,490, Mr. Lower--$3,250 and Mr. Carroll--$3,900; and (d) imputed income: Mr. Boel--$69, Mr. Lower--$20 and Mr. Carroll--$54.
(4) The above payments reflect payments solely for fiscal year 2000. For fiscal year 1999, the officers received the following: Mr. Sim--salary $662,977, bonus $120,000; Mr. Albrecht--salary $290,964, bonus $75,600;
    Mr. Boel--salary $243,078, bonus $155,000; Mr. Lower was not employed at Applied Power Inc.; and Mr. Carroll--salary $145,192 (of which $11,250 was deferred pursuant to the Applied Power Inc. Executive Deferred Compensation Plan), bonus $70,680. For fiscal year 1998, the officers received the following: Mr. Sim--salary $491,724, bonus $611,250; Mr. Albrecht--salary $227,692, bonus $229,200 (of which

   $114,708 was deferred pursuant to the Applied Power Inc. Executive Deferred Compensation Plan); Mr. Boel--salary $191,442, bonus $180,000; Mr. Lower was not employed at Applied Power Inc.; and Mr. Carroll--salary $128,846 (of which $9,375 was deferred pursuant to the Applied Power Inc. Executive Deferred Compensation Plan), bonus $65,200.
(5) Includes amounts deferred pursuant to the APW Ltd. Executive Deferral Compensation Plan, Mr. Boel--bonus $171,181; Mr. Carroll salary $9,000, bonus $23,850.

Option/SAR Grants in Last Fiscal Year

   The following table sets forth information concerning stock option grants by APW Ltd. during the fiscal year to the named executive officers since the declaration of the spin-off of the Company. No stock appreciation rights ("SARs") were granted in fiscal 2000. Prior grants by Applied Power Inc. in fiscal 2000 and assumed by the Company are included below.

                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                        Annual Rates of Stock
                                                                         Price Appreciation
                                       Individual Grants                 for Option Term(3)
                         ---------------------------------------------- ---------------------
                                        Percent of
                                          Total
                          Number of    Options/SARs
                          Securities    Granted to  Exercise
                          Underlying   Employees in or Base
                         Options/SARs     Fiscal      Price  Expiration
Name                      Granted(#)      Year(1)    ($/Sh)    Date(2)    5%($)      10%($)
----                     ------------  ------------ -------- ---------- ---------- ----------
Richard G. Sim..........   750,000         25.7%    36.3750   07/27/10  17,157,032 43,479,286
                           162,500(4)       5.6%    27.1443   10/26/09   2,774,022  7,029,316
William J. Albrecht.....   200,000          6.9%    36.3750   07/27/10   4,575,208 11,594,476
                            54,167(4)       1.9%    27.1443   10/26/09     924,680  2,343,320
Gustav H.P. Boel........   200,000          6.9%    36.3750   07/27/10   4,575,208 11,594,476
                            54,167(4)       1.9%    27.1443   10/26/09     924,680  2,343,320
Joseph T. Lower.........    60,000          2.1%    36.3750   07/27/10   1,372,563  3,478,343
                            65,000(4)       2.2%    25.2404   03/20/10   1,031,781  2,614,735
Richard D. Carroll......    30,000          1.0%    36.3750   07/27/10     686,281  1,739,171
                            10,833(4)         *     26.1346   03/14/10     178,050    451,214
                             4,333(4)         *     27.1443   10/26/09      73,968    187,450

--------
(1) Based on stock option grants by the Company and grants in 2000 by Applied Power Inc. assigned by the Company for an aggregate of 2,913,698 shares made to all Company employees during the fiscal year ended August 31, 2000.
(2) Unless earlier terminated, options expire ten years from the date of grant, become completely exercisable seven years after the date of grant and become fully exercisable if the common stock reaches $80 per share. In the event of a change in control of the Company, the Compensation Committee may either provide for equivalent substitute options to be granted to the optionees or a cash-out of the options based on the highest fair market value per share of Company common stock during the 60-day period immediately preceding the change in control.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the common stock price.
(4) Normal and customary options granted by Applied Power Inc. which were assumed by the Company in connection with the spin-off and are, therefore, shown as fiscal 2000 grants.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

   The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 2000 since the Company became independent of Applied Power Inc. and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding. The following chart excludes options that persons exercised while an officer of Applied Power Inc.

                                            Number of Securities     Value of Unexercised
                                           Underlying Unexercised        In-the-Money
                          Shares              Options/SARs at           Options/SARs at
                         Acquired            Fiscal Year-End(#)      Fiscal Year-End($)(2)
                            on     Value   -----------------------  -----------------------
                         Exercise Realized   Exer-      Unexer-        Exer-      Unexer-
Name                       (#)      ($)     cisable    cisable(1)     cisable   cisable(1)
----                     -------- -------- ---------- ------------  ----------- -----------
Richard G. Sim(3).......     0        0       608,835    1,086,916  $20,359,618 $11,930,596
William J. Albrecht(3)..     0        0       189,531      373,549    6,356,623   4,916,813
Gustav H.P. Boel........     0        0        47,774      349,608    1,388,803   4,477,988
Joseph T. Lower.........     0        0             0      125,000            0   1,676,874
Richard D. Carroll......     0        0         5,635       58,923      145,443     790,298

--------
(1) Represents unvested options at the end of fiscal 2000.
(2) Based on the August 31, 2000 closing price of the common stock on the New York Stock Exchange.
(3) During fiscal 2000, Mr. Albrecht and Mr. Sim exercised 15,167 and 424,062 shares, respectively, while officers of Applied Power Inc. and realized $406,118 and $12,921,265, respectively.

Employment Agreement and Change-In-Control Arrangements

   Effective November 1, 2000, the Company entered into change in control agreements with five officers, Messrs. Sim, Albrecht, Boel and Lower and Ms. Hrobar. The change in control agreement provides that upon a change in control and triggering event, the officer can terminate his services and the Company shall pay the officer in a lump sum equal to two and one-half times the sum of the highest per annum base rate of salary in effect during the one-year period immediately prior to the termination of employment plus the highest annual bonus or incentive compensation earned by the officer under any cash bonus or executive compensation plan of the Company during the three completed fiscal years of the Company immediately preceding the termination date. For purposes of the agreement, a change in control means:

  . sale of over 50% of stock of APW Ltd. measured in terms of voting power other than in a public offering; or

  . sale by APW Ltd. of over 50% of its business or assets in one or more transactions over a consecutive 12-month period; or

  . a merger or consolidation of APW Ltd. with or into any other corporation or corporations such that the shareholders of APW Ltd. prior to the merger or consolidation do not own at least 50% of the surviving entity measured in terms of voting power; or

  . the acquisition by means of more than 25% of the voting power or common stock of APW Ltd. by any person or group; or

  . the election of directors constituting a majority of APW Ltd.'s board of directors pursuant to a proxy solicitation not recommended by the APW Ltd. board of directors.

  For purposes of the agreement, a triggering event means:

  . (a) reducing the base salary paid to the officer or (b) a material reduction in the officer's bonus opportunity or (c) reducing the total aggregate value of the fringe benefits received by the officer from the levels received by the officer at the time of a change in control or during the 180 day period immediately preceding the change in control; or

  . a material change in the officer's position or duties or the officer's reporting responsibilities from the levels existing at the time of a change in control or during the 180 day period immediately preceding the change in control; or

  . a change in the location or headquarters where the officer is normally expected to provide services to a location of 40 or more miles from the previous location existing at the time of the change in control or during the 180 day period immediately preceding the change in control.

   In the event that certain severance benefits may be subject to an excise tax imposed by Section 4999 of the Code, then the officer will be entitled to an additional payment to make the officer whole for the amount that would have been received before the application of such excise tax and any income taxes.

Certain Relationships and Related Transactions

   Effective July 31, 2000, Applied Power Inc. completed the spin-off of the Company. The Company and Applied Power Inc. are parties to various agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies and include the following:

  . Contribution Agreement, Plan and Agreement of Reorganization and
    Distribution

  . General Assignment, Assumption and Agreement regarding Litigation,
    Claims, and other Liabilities

  . Transitional Trademark Use and License Agreement

  . Insurance Matters Agreement

  . Bill of Sale and Assumption of Liabilities

  . Employee Benefits and Compensation Agreement

  . Tax Sharing and Indemnification Agreement

  . Interim Administrative Services Agreement

  . Confidentiality and Non Disclosure Agreement

Because these agreements were negotiated while the Company was a wholly-owned subsidiary, they are not the result of negotiations between independent parties, although Applied Power Inc. and the Company have set pricing terms for interim services believed to be comparable to what could be achieved through arms-length negotiations.

Performance Graph

   The following graph shows the cumulative total shareholder return on the common stock during the preceding month as compared to the returns on the Standard & Poor's 500 Stock Index and a Peer Group.

   The graph below compares the cumulative total return of our shares, Standard & Poor's 500 Stock Index and a peer group that includes the following businesses, which the Company considers to be a peer group Solectron, Flextronics, Sanmina Corporation, Celestica Inc., Jabil Circuit Inc., SCI Systems Inc., Plexus Corp. and C-MAC. The graph assumes that $100 was invested in our shares, in the Standard & Poor's 500 Stock Index and the peer group described on July 24, 2000 (the beginning of our when issued trading) and reflects the annual return through August 31, 2000, assuming dividend reinvestment. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of our shares. Because we began as an independent company in July 2000, the Company has not presented the prior history of Applied Power Inc.

                            STOCK PERFORMANCE GRAPH


                                 --------------------------------------------------------
                                      July 24, 2000                       August 31, 2000
-----------------------------------------------------------------------------------------
      APW LTD.                            100.0                                118.1
-----------------------------------------------------------------------------------------
      PEER GROUP                          100.0                                117.6
-----------------------------------------------------------------------------------------
      S&P 500 STOCK INDEX                 100.0                                103.6
-----------------------------------------------------------------------------------------

                                  PROPOSAL 2

      APPROVAL OF THE APW LTD. 2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN

   Shareholders of the Company are being asked to approve the APW Ltd. 2001 Outside Directors' Stock Option Plan. On July 17, 2000, subject to shareholder approval, the board of directors adopted the plan. The plan is intended to provide outside directors with incentive to promote the growth and development of the Company and to provide outside directors an increased identification with the shareholders of the Company by offering increased stock ownership. As of November 2, 2000, the market price per share of the common stock underlying the options granted pursuant to the plan was $47.375.

   A copy of the plan is attached hereto as Exhibit B. The following summary of the material terms of the plan is qualified in its entirety by reference to the complete text of the plan.

   The affirmative vote of holders of a majority of the shares cast at the annual meeting, in person or by proxy, will be required for the approval of the plan, provided the total vote cast on the plan represents over 50% of the shares entitled to vote.

   The board of directors unanimously recommends that you vote FOR approval of the plan.

   The purpose of the plan is to promote the growth and development of the Company by providing increased incentives to the outside directors of the Company. The Company currently has six outside directors eligible to participate in the plan. The plan will be administered by the Compensation Committee of the board of directors (the "Committee"). The Committee will be constituted so as to permit the plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934.

   The plan provides for the granting of nonqualified stock options to outside directors of the Company. In addition, the plan provides that Company directors who were previously directors of Applied Power Inc. and who were granted options to purchase Applied Power Inc. common stock will be granted substitute options to purchase common stock of the Company under this plan on terms which are economically consistent with the prior Applied Power Inc. stock options. The aggregate number of shares of common stock which may be issued pursuant to options granted under the plan, including shares that may be issued upon exercise of substitute stock options, is 200,000. This number is subject to adjustment in the event of a stock split, stock distribution or other capital event, as described in the plan.

   The plan provides that an option to purchase 4,000 shares of the Company's common stock will be automatically granted to each person then serving as an outside director at the first meeting of the board of directors following each annual meeting of shareholders. Each option granted under the plan is evidenced by a stock option agreement between the Company and the outside director. The agreement will contain the terms and conditions required by the plan, along with any other terms or conditions that the Committee may deem appropriate.

   The exercise price at which shares may be purchased pursuant to an option is 100% of the Fair Market Value (as defined in the plan) of the Company's common stock on the date the option is granted. The option exercise price must be paid in full at the time of exercise. Such payment may be made either in cash, by check or by the delivery of shares of common stock which the outside director, or his spouse, has owned for at least six months prior to the time of exercise ("Delivered Stock"), or a combination of cash and Delivered Stock.

   An option granted pursuant to the plan may be exercised, in whole or in part, any time during the period beginning 11 months after the date of grant and ending upon the earlier of ten (10) years from the date of grant, or two
(2) years from the date the director ceases to be a director.

   Options granted under the plan may not be transferred or assigned except by will or the laws of descent and distribution and, during the grantee's lifetime may be exercised only by the grantee; however, the Committee, in its discretion, may grant options that are transferable to family members.

   The plan is effective July 17, 2000, subject to shareholder approval. It provides that options may be granted any time prior to July 17, 2010. On that date, the plan will expire, except as to options then outstanding, which will remain in effect until they have been exercised, expire or otherwise terminated. The plan may be terminated at any time by the board of directors. The board of directors may also amend the plan from time to time, but shareholder approval is required for certain material amendments.

Certain Federal Income Tax Consequences

   The following is a brief summary of the principal federal income tax consequences of the nonqualified stock options under the plan, based on applicable provisions of the Code now in effect.

   An optionee will not recognize taxable income at the time the option is granted. Upon exercise of the option, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an option, the optionee will recognize a capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

                                  PROPOSAL 3

                   APPROVAL OF THE APW LTD. 2001 STOCK PLAN

   Shareholders of the Company are also being asked to approve the APW Ltd. 2001 Stock Plan. On November 1, 2000, subject to shareholder approval, the board of directors adopted the plan. The plan is intended to provide certain key employees of the Company an increased identification with the shareholders of the Company by offering increased stock ownership. No options have yet been granted under the plan, nor is it anticipated that any such options or other rights will be granted prior to shareholder approval. As of November 2, 2000, the market price per share of the common stock underlying the options granted pursuant to the plan was $47.375.

   A copy of the plan is attached hereto as Exhibit C. The following summary of the material features of the plan is qualified in its entirety by reference to the complete text of the plan.

   The affirmative vote of holders of a majority of the shares cast at the Annual Meeting, in person or by proxy, will be required for approval of the plan, provided the total vote cast on the plan represents over 50% of the shares entitled to vote.

   The board of directors unanimously recommends that you vote FOR approval of the plan.

APW Ltd. 2001 Stock Plan

   Under the plan, incentive stock options, nonqualified stock options and restricted stock (each, an "Award") may be granted to any regular salaried employee of the Company or a subsidiary of the Company, who, in the opinion of the Committee, significantly contributes to the growth and success of the Company. This includes employees who are members of the board of directors, but excludes directors who are not employees of the Company or any of its subsidiaries. Such eligible participants in the plan shall be referred to as "Eligible Employees."

   The total number of shares of common stock available for issuance under the plan may not exceed two million (2,000,000) shares, although no Eligible Employee may be granted an Award or Awards covering more than two hundred fifty thousand (250,000) shares of common stock in any calendar year. These stock thresholds are subject to adjustment in the event of a stock split, stock distribution or other capital event, as described in the plan.

   The plan will be administered by the Compensation Committee of the board of directors (the "Committee"). The Committee shall be constituted so as to permit the plan to comply with the provisions of Section 162(m) of the Code and to afford plan participants an exemption for plan transactions pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will be empowered to adopt such rules, regulations and procedures and take such other action as it deems necessary or proper for administration of the plan, including any modification, extension or renewal of any option granted thereunder. The Committee will have the authority to interpret the provisions of the plan, which interpretations shall be final and conclusive. Specifically, the Committee will be empowered, subject to any contrary provisions of the plan, to designate the persons to whom Awards shall be granted, to grant Awards in such forms and amounts as the Committee shall determine, to impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and to waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

Stock Options

   Stock Options ("Options") may be granted to Eligible Employees at any time as determined by the Committee (subject to the volume limitation set forth above). Options granted under the plan may be either "Incentive Stock Options" under Section 422 of the Code or Options that are not intended to qualify as Incentive Stock Options ("Nonqualified Stock Options"). Each Option will be evidenced by an agreement between the Company and the grantee which will contain the terms and conditions required by the plan and such other terms and conditions not inconsistent therewith as the Committee may deem appropriate.

   The exercise price of an Option granted under the plan will be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value (as defined in the plan) of the common stock when the Option is granted; and provided further that the Committee may only grant a Nonqualified Stock Option with an exercise price of less than 100% of the Fair Market Value of the common stock on the condition that the grantee makes a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value and the option price (i.e., the sum of the cash payment and the exercise price must be equal to or in excess of the Fair Market Value of the common stock on the date of grant).

   For purposes of the plan, an Option will be considered as having been granted on the date on which the Committee authorizes its grant (unless the Committee has designated a later grant date). Options granted under the plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves, but no Option may be exercisable prior to shareholder approval of the plan. Furthermore, the period of exercisability of an Incentive Stock Option may not exceed ten years from the date the Option is granted and no Option may be treated as an Incentive Stock Option unless the grantee exercises the Option while employed by the Company (or a subsidiary) or within three months after termination of employment, unless such termination is caused by death or disability, in which case the optionee has one year after such termination within which to exercise.

   An Option may be exercised in whole or in part from time to time as specified in the Option agreement by the grantee giving a written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash, (ii) by check, (iii) with the approval of the Committee, through delivery of shares of common stock which have been beneficially owned by the grantee, the grantee's spouse or both of them for a period of at least six months prior to the exercise ("Delivered Stock"), or
(iv) through a combination of cash and Delivered Stock. Delivered Stock is valued at its Fair Market Value as of the date of the exercise. The holder of an Option shall not have any rights as a shareholder with respect to the shares subject to the Option until certificates evidencing such shares are delivered to him or her.

   Special provisions are contained in the plan covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Committee may, subject to the approval of the board of directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of common stock covered by the Option, or (ii) cancel the Option and provide for a payment to the optionee of an amount equal to the cash value of the Option (determined in accordance with the provisions of the plan). In addition, the plan permits Options to be granted to new Eligible Employees who become such as a result of the Company's acquisition of property or stock from an unrelated corporation in substitution for options granted to such Eligible Employees by their former employer.

Restricted Stock

   The Committee, at any time, may grant Awards of restricted stock under the plan; provided, however, that no more than 125,000 shares of restricted stock may be granted in the aggregate during any calendar year. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of various restricted stock Awards need not be identical; provided, however, that such restricted stock Awards shall be subject to the following terms and conditions: (i) until all applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares of restricted stock; (ii) the grantee shall have all of the rights of a shareholder of the Company with respect to the shares of restricted stock (including the right to vote the shares and the right to receive any cash dividends); (iii) unless otherwise provided in the applicable restricted stock agreement or pursuant to (iv) below, all shares of restricted stock shall be forfeited by the grantee upon termination of employment; (iv) in the event of a hardship or other special circumstances under which a grantee's employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions attendant to shares of restricted stock held by such grantee; (v) upon the lapse of all applicable restrictions, unlegended certificates for such shares shall be delivered to the grantee; and (vi) each Award shall be subject to the terms of a restricted stock agreement. All grantees of restricted stock shall be issued a certificate in respect of such shares, registered in such grantee's name and bearing an appropriate legend. In its discretion, the Committee may require that the certificates evidencing such shares of restricted stock be held in custody by the Company until the restrictions thereon have lapsed.

Term of Plan

   The plan will terminate ten years after its effective date, except as to Awards then outstanding, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The board of directors may also amend, modify, suspend or terminate the plan from time to time; provided, however, that no such action can be taken without shareholder approval if required by applicable law.

General Terms

   The Company may require, as a condition to the exercise of an Option or the issuance of an unrestricted stock certificate, that the grantee concurrently pay to the Company any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions. Such payment may be made either in cash or, at the discretion of the Committee, and subject to all applicable rules and regulations, through shares of Delivered Stock or shares of stock withheld from the Award having a Fair Market Value equal to the amount of the tax obligation. No Award granted under the plan shall be transferable by a grantee other than by will or the laws of descent and distribution; provided, however, that the Committee, in its discretion but in accordance with Internal Revenue Service guidance, may grant Nonqualified Stock Options that are transferable, without payment of consideration, to family members of the grantee or to trusts or partnerships for such family members.

Certain Federal Tax Consequences

   The following is a brief summary of the principal federal income tax consequences of Awards under the plan based on applicable provisions of the Code now in effect.

   An Eligible Employee realizes no taxable income at the time an Option is granted under the plan. An Eligible Employee generally realizes no taxable income at the time of an Award of restricted stock, so long as the restricted stock is not vested. Stock is vested for this purpose if it is either transferable or is not subject to a substantial risk of forfeiture.

   With regard to Incentive Stock Options, no income is recognized by an Eligible Employee upon transfer to him of shares pursuant to his exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the Eligible Employee must make no disposition of the shares so received before he has held such shares for at least one year and at least two years have passed since he was granted the Option. Assuming compliance with this and other applicable tax provisions, an Eligible Employee will realize long-term capital gain or loss when he disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If an Eligible Employee disposes of shares acquired by exercise of an Incentive Stock Option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the Fair Market Value of the shares on the date the Option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the Fair Market Value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. For purposes of the alternative minimum tax, the Eligible Employee shall recognize income upon the transfer of shares to him pursuant to the exercise of an Incentive Stock Option in an amount equal to the difference between the Fair Market Value of the shares at the time of exercise and the exercise price.

   With regard to Nonqualified Stock Options, ordinary income generally is realized by the Eligible Employee at the time of the exercise of an Option. The amount of income is generally equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise. When an Eligible Employee disposes of shares acquired upon the exercise of a Nonqualified Stock Option, any amount received in excess of the Fair Market Value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

   With regard to restricted stock, ordinary income is generally recognized by an Eligible Employee at the time that such restricted stock vests. The amount of income is generally equal to the excess of the Fair Market Value of the shares at the time of vesting over the purchase price for such shares, if any. When an Eligible Employee disposes of restricted stock, any amount received in excess of the Fair Market Value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on restricted stock which has not vested and which has not been the subject of an election under Section 83(b) of the Code are treated as compensation income. Section 83(b) of the Code permits the Eligible Employee to elect, not more than 30 days after the date of grant of the restricted stock, to include as ordinary income the difference between the Fair Market Value of the restricted stock on the date of grant and the purchase price of the restricted stock, if any.

   No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of any Incentive Stock Option. At the time of a disqualifying disposition by an Eligible Employee, the Company will be entitled to a deduction for the amount taxable to the Eligible Employee as ordinary income. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible Employee is considered to have realized ordinary income in connection with the exercise of a Nonqualified Stock Option and the grant of restricted stock, assuming compliance with Section 162(m) of the Code.

   The board of directors unanimously recommends that you vote FOR approval of the plan.

                                  PROPOSAL 4

    APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
                                   AUDITORS

   Under Section 89 of the Companies Act 1981 of Bermuda, the Company's shareholders have the authority to appoint the independent auditors of APW Ltd. and to authorize the board of directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the accountants have audited consolidated financial statements for the fiscal year ending August 31, 2000. On November 1, 2000, the board of directors appointed PricewaterhouseCoopers LLP as the Company's independent auditors, subject to shareholder approval. The board of directors is asking shareholders to approve such appointment for 2001 and the authority of the board to determine their remuneration.

   PricewaterhouseCoopers LLP served as the Company's independent auditors for fiscal year 2000. PricewaterhouseCoopers LLP also audited other consolidated financial statements of APW Ltd. filed with the SEC in connection with APW Ltd.'s Form 10 registration statement. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Meeting.

   The board recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors and of the authority of the board of directors to determine their remuneration.

  RECEIVE, CONSIDER AND ACCEPT THE REPORT ON FINANCIAL STATEMENTS OF APW LTD.

   In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the fiscal year ended August 31, 2000 will be presented at the Meeting. These statements have been accepted by the directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Meeting.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and persons who beneficially own 10% or more of the common stock are required to report their initial ownership of common stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2000. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2000.

Shareholder Proposals

   Shareholder proposals must be received by the Company no later than August 6, 2001 in order to be considered for inclusion in the Company's annual meeting proxy statement and form of proxy next year. Shareholder proposals not intended to be included in the Company's annual meeting proxy statement and form of proxy next year must be received by the Company no later than October 20, 2001 to be considered timely.

Additional Matters

   If other matters do come before the Annual Meeting, including any matter as to which the Company did not receive timely notice and any shareholder proposal omitted from this Proxy Statement pursuant to applicable rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred thereby.

                                          By Order of the Board of Directors,

                                          Anthony W. Asmuth III
                                          Secretary

Milwaukee, Wisconsin
December 4, 2000

   It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, date, sign and return their proxies as soon as possible.

   A copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to Investor Relations, APW Ltd., N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013, telephone: (262) 523-7600.

                                                                      EXHIBIT A

                                   APW LTD.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. Purpose

   The main function of the Audit Committee is to assist the Company's Board of Directors ("Board") in fulfilling its oversight responsibilities by: (i) reviewing the financial reports and other financial information provided by the Company to its constituencies, (ii) monitoring the Company's systems of internal financial and accounting controls, and (iii) monitoring and providing oversight to the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should strive to foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent auditors, providing for the independent auditors to account to the Board through the Audit Committee.

  . Create an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.

II. Composition and Governance Issues

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be outside directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be deemed independent if he or she is: (1) employed by the Company or any affiliate of the Company within the past five years; (2) currently compensated by the Company or any affiliate of the Company, other than compensation for board service or benefits under retirement plans; (3) a member of the immediate family of any person who, within the past five years, has been an executive officer of the Company or any affiliate of the Company;
(4) a partner in, or controlling shareholder or executive officer of, a company which has made or received significant payments to or from the Company within the past five years; and (5) an executive officer of another company, where any of the Company's executives serves on the other company's compensation committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be annually elected by the Board at a meeting of the Board and shall maintain such positions until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

   The Committee shall meet at least twice annually and more frequently as circumstances dictate. As part of its commitment to open communication, the Committee should meet as needed, and at least annually, with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. Roles and Responsibilities

   A. Internal Control

  . Evaluate whether management is properly and adequately emphasizing the importance of internal control measures throughout the organization.

  . Inquire of the independent auditors about fraud, illegal acts, deficiencies in internal control, and other matters effecting internal controls within the Company.

  . Focus on the extent to which the Company and its external auditors or other designees review the effectiveness and security of the Company's computer systems and applications, and the need for and adequacy of contingency plans for processing financial information in the event of a systems failure; and

  . Ascertain whether internal control recommendations made by the accounting department and external auditors have been implemented by management.

   B. Financial Reporting

     1. General

    . Review significant accounting and reporting issues, including issued and pending professional and regulatory pronouncements, and understand their impact, or potential impact, on the Company's financial statements and operations; and

    . Inquire of management and the external auditors as to the existence of any significant financial, accounting or reporting risks or exposures and the Company's plans to address such risks. Seek the auditor's judgment about the quality of the Company's accounting and reporting practices, including the clarity and accuracy of the Company's financial disclosures and the degree of aggressiveness or conservatism of the Company's accounting policies and underlying estimates.

     2. Annual Financial Reports

    . Review the annual financial statements and determine whether they are complete and consistent with information known to Committee members, and assess through inquiry whether the financial statements reflect appropriate accounting principles;

    . Review all complex and/or unusual transactions such as restructuring charges and derivative disclosures which are material to the Company's financial statements;

    . Understand the basis for the Company's accounting in material, judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; warranty, product, and environmental liabilities; litigation reserves; and other commitments and contingencies;

    . Meet with management and the external auditors to review the financial statements and the results of the audit; and

    . Consider management's handling of proposed audit adjustments identified by the external auditors.

     3. Interim Financial Statements

    . Gain an understanding as to how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

    . Management shall review the quarterly financial results with the Chairman of the Audit Committee before such results are released, and the Chairman may call a meeting, either telephonically or in person, of the Audit Committee to review the interim financial results if he believes such a meeting is desirable for any reason.

   C. Review of Compliance

  . If applicable, review the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

  . Be satisfied that compliance matters have been considered in the preparation of the financial statements; and

  . Review the findings of any examinations or reviews by regulatory agencies such as the Securities and Exchange Commission.

   D. External Audit

  . Review the external auditors' proposed audit scope and approach;

  . Review and approve audit fees to the external auditors;

  . Review and confirm the independence of the external auditors by reviewing a statement to be provided by the external auditors on the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards; and

  . Review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors.

   E. Other Responsibilities

  . Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

  . Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

  . If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  . Perform other oversight functions as requested by the full Board; and

  . Review and reassess the adequacy of the charter on an annual basis and receive approval of changes from the Board.

   F. Reporting Responsibilities

  . Regularly update the Company's Board about Committee activities and make appropriate recommendations.

                                                                      EXHIBIT B

                                   APW LTD.

                     OUTSIDE DIRECTORS' STOCK OPTION PLAN

I. Introduction

   1.01 Purpose. This plan shall be known as the APW Ltd. Outside Directors' Stock Option Plan (the "Plan"). The purpose of this Plan is to promote the growth and development of APW Ltd. by providing increased incentives for the directors of the Company. This Plan provides for the granting of non-qualified stock options.

   1.02 Effective Date. The effective date of the Plan shall be July 17, 2000, subject to approval of the Plan by the shareholders of APW Ltd. Options granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

   1.03 Substitute Options. APW Ltd. is the result of a spin-off from Applied Power Inc. APW Ltd. directors who were previously directors of Applied Power Inc. and were granted options to purchase Applied Power Inc. common stock shall be granted substitute options to purchase APW Ltd. common stock under this Plan on terms which are to be economically consistent with the prior Applied Power Inc. stock options.

II. Plan Definitions

   2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (c) "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

      (d) "Company" shall mean APW Ltd., a Bermuda corporation.

      (e) "Company Stock" shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to
  Section 3.02.

      (f) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

      (g) "Optionee" shall mean any person who has been granted an option under the Plan.

      (h) "Outside Director" shall mean a director of the Company who is not also an employee of the Company.

      (i) "Substitute Options" shall mean an option granted under the Plan in substitution for an option to purchase common stock of Applied Power Inc.

III. Shares Subject to Option

   3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan, including shares that may be issued upon exercise of a Substitute Option, shall in the aggregate not exceed two hundred thousand (200,000) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan shall again become available for the granting of options.

   3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. Administration

   4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule).

   4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

   Subject to the provisions of the Plan, the Committee shall have full and final authority to:

      (a) designate the persons to whom options shall be granted;

      (b) grant options in such form and amount as the Committee shall determine;

      (c) impose such limitations, restrictions and conditions upon any such option as the Committee shall deem appropriate, and

      (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such option as the Committee shall deem appropriate.

V. Stock Options

   5.01 General. Each year, upon the first meeting of the Company's Board of Directors following the Company's annual meeting of shareholders, each person then serving the Company as an Outside Director at that time shall automatically be granted an option to purchase four thousand (4,000) shares, subject to adjustment under Section 3.02 hereof. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

   5.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

   5.03 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that unless otherwise determined by the Committee:

      (a) Options will vest eleven (11) months after grant.

      (b) If the option is not earlier exercised or terminated, all rights to exercise an option shall expire ten (10) years from the date the option was granted.

      (c) Upon termination of service as a director of the Company for any reason other than death, after the director shall have continuously so served for eleven (11) months after the date of option grant, the director may, at any time within two (2) years after the date of such termination, but in no event later than the date of expiration of the option, exercise the option to the extent he or she was entitled to do so on the date of termination.

      (d) If an Optionee dies while serving as a director of the Company, or within two (2) years after termination of such service, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within two (2) years after the date of death, but not later than the date of expiration of the option, exercise the option to the extent the Optionee was entitled to do so on the date of death.

      (e) All options shall become immediately exercisable in full upon a change in control (as determined by the Committee).

   5.04 Method of Exercise. Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Optionee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Optionee, the Optionee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Optionee shall be under any obligation to exercise any option hereunder. An Optionee shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

   5.05 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause
(a) or (b) below:

      (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

      (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

   5.06 Withholding Taxes. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Optionee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

VI. General

   6.01 Nontransferability. No option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant options that are transferable, without payment of consideration, to family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

   6.02 General Restriction. Each option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

   6.03 No Promise of Continued Service as a Director. Nothing in the Plan or in any option granted under the Plan shall confer on any director any right to continue as a director of the Company or affect the right of the Company to terminate his or her service to the Company at any time.

   6.04 Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised, the restrictions have lapsed or the options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan.

   6.05 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the option.

   6.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                                                      EXHIBIT C

                                   APW LTD.

                                2001 STOCK PLAN

I. Introduction

   1.01 Purpose. This plan shall be known as the APW Ltd. 2001 Stock Plan (the "2001 Plan" or the "Plan"). The purpose of the Plan is to provide incentive for key employees of APW Ltd. and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees.

   1.02 Effective Date. The effective date of the Plan shall be November 1, 2000, subject to approval of the Plan by the shareholders of APW Ltd. Any Award granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II. Plan Definitions

   2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a) "Award" shall mean the grant of any form of stock option or restricted stock.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

     (e) "Company" shall mean APW Ltd., a Bermuda corporation.

     (f) "Company Stock" shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to
  Section 3.02.

     (g) "Eligible Employee" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01.

     (h) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

     (i) "Grantee" shall mean any person who has been granted an Award, under the Plan.

     (j) "Option Period" shall mean the period of time provided pursuant to
  Section 6.04 within which a stock option may be exercised.

     (k) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III. Shares Subject to Option

   3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan shall in the aggregate not exceed two million (2,000,000) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.

   3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. Administration

   4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

   4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Employees who are foreign nationals or employed outside of the United States.

   Subject to the provisions of the Plan, the Committee shall have full and final authority to:

     (a) designate the persons to whom Awards shall be granted;

     (b) grant Awards in such form and amount as the Committee shall determine;

     (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; and

     (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

V. Participation

   5.01 Eligibility. Key employees of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee may be granted an Award or Awards covering more than two hundred fifty thousand (250,000) shares of Company Stock in any calendar year (subject to adjustment as provided in Section 3.02). No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee.

   5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI. Stock Options

   6.01 General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

   6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an option price of less than 100% of the Fair Market Value of the Company Stock on the condition that the Grantee make a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value of the Company Stock and the option price (i.e., the sum of the cash payment and the option price must be equal to or in excess of the Fair Market Value of the Company Stock on the date of grant). Employees who own, directly or indirectly, within the meaning of Code 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

   6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

   6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

     (a) No option granted under this Plan may be exercised prior to shareholder approval of the Plan,

     (b) No Option Period for an incentive stock option may exceed ten (10) years from the date the option is granted, and

     (c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

   6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

   6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

   6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause
(a) or (b) below:

     (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

     (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

   6.08 Substitute Options. Notwithstanding the provisions of Sections 6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Employees on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with
Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.

   6.09 Deferral of Stock Option Gain. The Committee may permit, in its discretion, an optionee who exercises a stock option to defer the taxable income attributable to such exercise. In the event the Committee elects to permit such deferrals, the Committee shall identify the optionees to whom such deferral elections shall be made available and establish procedures for implementing such deferrals. An optionee who defers a stock option gain under this Plan or any other Company stock option plan shall be credited with deemed dividends under this Plan on such terms as the Committee shall prescribe. All deferrals which are permitted under this section and all deemed dividends shall be distributed in APW Ltd. common stock.

VII. Restricted Stock

   7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 125,000 shares of restricted stock may be granted in any calendar year (subject to adjustment as provided in Section 3.02). The Committee shall determine the Eligible Employees to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

   7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the APW Ltd. 2001 Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of APW Ltd."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

   7.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

     (a) Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

     (b) The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

     (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment for any reason.

     (d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of restricted stock.

     (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

     (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

VIII. Withholding Taxes.

   8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

   8.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

   8.03 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX. General

   9.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

   9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

   9.03 Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

   9.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award.

   9.05 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                    APW LTD.
               ANNUAL MEETING OF SHAREHOLDERS - JANUARY 16, 2001
                                   P R O X Y
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                         (Continued from Reverse Side)

                          APW LTD. 2001 ANNUAL MEETING

1. Election of Directors: 1 - PETER DOUGLAS      2 - L. DENNIS KOZLOWSKI     [ ] FOR all nominees     [ ] WITHHOLD
                          3 - RICHARD G. SIM                                     listed to the left       AUTHORITY
                                                                                 (except as specified     to vote for all
                                                                                 below).                  nominees listed
                                                                                                          to the left.
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write
the number(s) of the nominee(s) in the box provided to the right).                _______________________________________

--------------------------------------------------------------------------------
2.   Approval of the APW Ltd. 2001 Outside Directors' Stock Option Plan.

          [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

3.   Approval of the APW Ltd. 2001 Stock Option Plan.

          [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

4. Approval of the appointment of PricewaterhouseCoopers LLP as APW Ltd.'s independent auditors.

          [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

5. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                   Date ________________   NO. OF SHARES
Indicate changes below:
Address Change? [ ]   Name Change? [ ]  [                                   ]
                                        SIGNATURE(S) IN BOX
                                        PLEASE SIGN PERSONALLY AS NAME APPEARS
                                        AT LEFT. When signing as attorney,
                                        executor, administrator, personal
                                        representative, trustee or guardian,
                                        give full title as such. If signer is a
                                        corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

--------------------------------------------------------------------------------
                                    APW LTD.
               ANNUAL MEETING OF SHAREHOLDERS - JANUARY 16, 2001
                                   P R O X Y
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM and ANTHONY W. ASMUTH III, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the common stock of the undersigned at the Annual Meeting of Shareholders of APW Ltd., a Bermuda company, to be held on Tuesday, January 16, 2001, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
   VOTED FOR ALL NOMINEES LISTED UNDER ITEM 1 AND FOR PROPOSALS 2 THROUGH 4.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          (Continued on Reverse Side)